Exhibit 10.3

EXECUTION VERSION

GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT (this “Guarantee Agreement”), dated as of June 30, 2006, made by NATIONWIDE FINANCIAL SERVICES, INC., a Delaware corporation (the “Company”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, NF Reinsurance Ltd., a Bermuda corporation and a wholly-owned subsidiary of the Company (“NFRe”) and the Bank are parties to a Letter of Credit Issuance Agreement, dated as of June 30, 2006 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Bank has provided to NFRe a committed credit facility for the issuance of intercompany standby letters of credit of up to $25,000,000 for the benefit of Nationwide Life Insurance Company of America (the “Facility”); and;

WHEREAS, it is a condition to the Bank’s agreement to provide the Facility that the Company shall have agreed, by executing and delivering this Guarantee Agreement, to guarantee to the Bank in full the Guaranteed Obligations (as hereinafter defined). The Bank is relying on this Guarantee Agreement in its decision to extend the Facility.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Bank to provide the Facility, the Company hereby agrees as follows:

SECTION 1. Guarantee. The Company hereby unconditionally, absolutely and irrevocably guarantees, as a primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all obligations of NFRe under each L/C Agreement and each Letter of Credit issued under the Facility (collectively, the “Guaranteed Obligations”). This Guaranty is a guaranty of payment and not of collection.

SECTION 2. Guarantee Unconditional. The obligations of the Company hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release (including with respect to any collateral) in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to any of the Credit Documents;

(iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents;

(iv) any change in the corporate existence, structure or ownership of any obligor, or any bankruptcy proceeding or other similar insolvency proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;

(v) the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Bank or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents;

(vii) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation of the Bank’s rights with respect thereto; or

(viii) any other act or omission to act or delay of any kind by any obligor, the Bank or any other corporation or person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations under this Guarantee Agreement.

SECTION 3. Representations and Warranties. The Company hereby represents and warrants that:

(i) Authorization; No Contravention. The execution, delivery and performance by the Company of this Guarantee Agreement are within the Company’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation, as amended from time to time, or the charter or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in or require the creation or imposition of any lien on any asset of the Company.

(ii) Binding Effect. This Guarantee Agreement constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms.

SECTION 4. Manner of Payment. Payment by the Company hereunder shall be made by wire transfer of immediately available funds without setoff, counterclaim or deduction to such account designated in writing by the Bank to the Company for such purpose.

SECTION 5. Enforcement of Guarantee. In no event shall the Bank or any other person have any obligation to proceed against NFRe or any other person or any property that may be pledged to secure the obligations of NFRe under any Credit Document before seeking satisfaction from the Company.

SECTION 6. Waiver. The Company hereby irrevocably waives promptness, diligence, or notice of acceptance hereof, presentment, demand, protest and any and all other notice not provided for herein and any requirement that at any time the Bank or any other person exhaust any right or take any action against NFRe and any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of the Company or that might otherwise limit recourse against the Company.

SECTION 7. Waiver of Subrogation. The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against NFRe with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by NFRe in respect thereof.

SECTION 8. Notices. All notices, requests, demands and other communications made hereunder will be in writing and will be deemed duly given upon delivery if delivered personally, upon confirmation of transmission if sent by telex or facsimile, upon the third business day after mailing if sent by registered or certified mail, postage prepaid and upon receipt if sent by reputable overnight courier, as follows, or to such other address or person as either the Company or the Bank may designate by notice to the other:

If to the Company:

Nationwide Financial Services, Inc.
One Nationwide Plaza, 1-32-07
Columbus Ohio 43215
Attention:	Timothy J. Dwyer, CTP
Director - Bank Relations
Telephone:	614-249-7725
Fax:	614-249-2739

If to the Bank:

Wachovia Bank
301 S. College Street, 15th Floor
NC 5562
Charlotte, NC 28288-0737
Attention:	Karen Hanke
Telephone:	(704) 374-3061
Fax:	(704) 383-6647

SECTION 9. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10. Continuing Guarantee; Reinstatement in Certain Circumstances. The guarantee contained in this Guarantee Agreement is a continuing guarantee and the Company’s obligations hereunder shall (i) remain in full force and effect until the indefeasible payment in full of all Guaranteed Obligations and the termination or expiration of all Letters of Credit issued under an L/C Agreement, (ii) be binding upon the Company and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Bank and its permitted successors, transferees and assigns. If at any time any payment of any amount payable by NFRe under any Credit Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of NFRe or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 11. Stay of Time Of Payment. If the time for payment of any amount payable by NFRe under any Credit Document is stayed upon the insolvency, bankruptcy or reorganization of NFRe, all such amounts otherwise subject to payment under the terms of such Credit Document shall nonetheless be payable by the Company hereunder forthwith on demand by the Bank.

SECTION 12. Governing Law. This Guarantee Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13. Severability. Any provision of this Guarantee Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating the remaining provisions hereof and any such illegality, invalidity, prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. Entire Agreement. This Guarantee Agreement embodies the entire agreement of the Company with respect to the subject matter hereof and supersedes any prior written or oral agreements and understandings relating to the subject matter hereof.

SECTION 15. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES TO THE EXTENT PERMITTED BY LAW ITS RIGHT TO A TRIAL BY JURY OF ANY SUIT, ACTION OR PROCEEDING ARISING AS A RESULT OF OR RELATING TO THIS GUARANTEE AGREEMENT.

SECTION 16. Reciprocal Provisions. The obligations and agreements of the Applicant set forth in Sections 10.10, 10.11, 10.16 and 10.17 in the Credit Agreement shall apply mutatis mutandis in this Guarantee Agreement to the Guarantor to the same extent as such provisions apply to the Applicant under the Credit Agreement.

EXECUTION VERSION

IN WITNESS WHEREOF, the Company has caused this Guarantee Agreement to be duly executed and delivered by its officer thereunto duly authorized on the date below and effective as of the date first above written.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:	Carol L. Dove
Title:	Vice President and Assistant Treasurer

Accepted and agreed to:

WACHOVIA BANK, NATIONALASSOCIATION

By:
Name:	Karen Hanke
Title:	Director

Signature Page to Guarantee Agreement

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